Exhibit 10.1

Execution Version

WAIVER AND CONSENT

THIS WAIVER AND CONSENT, dated as of December 14, 2017 (this “Waiver”), by and among Avinger, Inc., a Delaware corporation (“Borrower”), and the lenders party to the Loan Agreement referred to below.  All capitalized terms used herein without definition shall have the same meanings as set forth in the Loan Agreement.

RECITALS

WHEREAS, reference is hereby made to the Term Loan Agreement, dated as of September 22, 2015, among Borrower, the Subsidiary Guarantors from time to time party thereto and the lenders from time to time party thereto (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, Borrower has requested that the Lenders waive certain provisions of the Loan Agreement, and the Lenders have agreed to waive certain provisions of the Loan Agreement on the terms and conditions set forth in Section 2 hereof.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

SECTION 1.                                                                         Definitions; Interpretation.

(a)                                 Terms Defined in Loan Agreement.  All capitalized terms used in this Waiver (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

(b)                                 Interpretation.  The rules of interpretation set forth in Section 1.03 of the Loan Agreement shall be applicable to this Waiver and are incorporated herein by this reference.

SECTION 2.                                                                         Waiver and Consent.

(a)                                 In accordance with the provisions of Section 12.04 of the Loan Agreement, Borrower has requested that, subject to the terms hereof, the Majority Lenders waive the Minimum Required Revenue covenant for the twelve month period beginning January 1, 2017, as required by Section 10.02(c) of the Loan Agreement.  The Lenders hereby waive compliance by the Borrower with Section 10.02(c) of the Loan Agreement.

(b)                                 In accordance with the provisions of Section 12.04 of the Loan Agreement, Borrower has requested that, subject to the terms hereof, for the Payment Date on December 31, 2017, all of the Lenders permit Borrower to pay 12.50% of the 12.50% per annum interest due and payable on such Payment Date pursuant to Section 3.02 of the Loan Agreement in the form of PIK Loans.  The Lenders hereby consent to the payment of such interest in the form of PIK Loans, provided that (i) as of such Payment Date, no Default shall have occurred and be continuing, (ii) at the request of any Lender, each PIK Loan of such Lender may be evidenced by a Note in the form of Exhibit C-2, and (iii) the principal amount of each PIK Loan shall accrue interest in accordance with the provisions of the Loan Agreement applicable to the Loans.

SECTION 3.                                                                         Conditions of Effectiveness.  The effectiveness of Section 2 of this Waiver shall be subject to the following conditions precedent:

(a)                                 Borrower and all of the Lenders shall have duly executed and delivered this Waiver pursuant to Section 12.04 of the Loan Agreement; provided, however, that this Waiver shall have no binding force or effect unless all conditions set forth in this Section 3 have been satisfied;

(i)                                     No Default has occurred or is continuing or will result after giving effect to this Waiver.

(ii)                                  The representations and warranties made by or with respect to the Borrower in Section 7 of the Loan Agreement are (A) in the case of representations qualified by “materiality,” “Material Adverse Effect” or similar language, true and correct in all respects and (B) in the case of all other representations and warranties, true and correct in all material respects (except that the representation regarding representations and warranties that refer to a specific earlier date are true and correct on the basis set forth above as of such earlier date), in each case taking into account any changes made to schedules updated in accordance with Section 7.21 of the Loan Agreement or attached hereto.

(iii)                               There has been no Material Adverse Effect since the date of the Loan Agreement.

(b)                                 Borrower shall have paid or reimbursed the Lenders for their reasonable and documented out of pocket costs and expenses (including the reasonable and documented fees and expenses of the Lenders’ legal counsel) incurred in connection with this Waiver pursuant to Section 12.03 of the Loan Agreement to the extent that invoices therefor have been provided by the Lenders to Borrower at least one Business Day in advance of the date hereof.

SECTION 4.                                                                         Reaffirmation and Acknowledgement.

(a)                                 Borrower hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents remain in full force and effect, undiminished by this Waiver, except as expressly provided herein.  By executing this Waiver, Borrower acknowledges that it has read, consulted with its attorneys regarding, and understands, this Waiver.

(b)                                 Borrower and Lenders hereby acknowledge and agree that upon an event of an acceleration or other mandatory prepayment event, the “Redemption Date” for purposes of calculating the Prepayment Premium will be date of such acceleration or such obligation to mandatorily prepay arose.

(c)                                  Borrower further acknowledges that the Prepayment Premium (as a component of the Redemption Price) and the back-end facility fee specified in the Fee Letter shall be due and payable whenever so stated in the Loan Documents, or by any applicable operation of law, regardless of the circumstances causing any related acceleration or payment prior to the Stated Maturity Date, including without limitation any Event of Default or other failure to comply with the terms of this Agreement, whether or not notice thereof has been given, or any acceleration by, through, or on account of any bankruptcy filing.

SECTION 5.                                                                         Governing Law; Submission to Jurisdiction; WAIVER OF JURY TRIAL.

(a)                                 Governing Law.  This Waiver and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

(b)                                 Submission to Jurisdiction.  Borrower agrees that any suit, action or proceeding with respect to this Waiver or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in Houston, Texas or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment.  This Section 5 is for the benefit of the Lenders only and, as a result, none of any Lender shall be prevented from taking proceedings in any other courts with jurisdiction.  To the extent allowed by applicable Laws, the Lenders may take concurrent proceedings in any number of jurisdictions.

(c)                                  WAIVER OF JURY TRIAL.  BORROWER AND EACH LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS WAIVER, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 6.                                                                         Miscellaneous.

(a)                                 No Waiver.  Except as expressly stated herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties.  Except as expressly stated herein, the Lenders reserve all rights, privileges and remedies under the Loan Documents.  Except as amended hereby, the Loan Agreement and other Loan Documents remain unmodified and in full force and effect.  All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as amended hereby.

(b)                                 Severability.  In case any provision of or obligation under this Waiver shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(c)                                  Headings.  Headings and captions used in this Waiver (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.

(d)                                 Integration.  This Waiver constitutes a Loan Document and, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

(e)                                  Counterparts.  This Waiver may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Waiver by signing any such counterpart.  Executed counterparts delivered by facsimile or other electronic transmission (e.g., “PDF” or “TIF”) shall be effective as delivery of a manually executed counterpart.

(f)                                   Controlling Provisions.  In the event of any inconsistencies between the provisions of this Waiver and the provisions of any other Loan Document, the provisions of this Waiver shall govern and prevail.  Except as expressly modified by this Waiver, the Loan Documents shall not be modified and shall remain in full force and effect.

SECTION 7.                                                                         RELEASE OF CLAIMS.

(a)                                 Borrower hereby absolutely and unconditionally releases and forever discharges each Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys and employees of any of the foregoing (each, a “Releasee” and collectively, the “Releasees”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise (each, a “Claim” and collectively, the “Claims”), which Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Waiver, whether such claims, demands and causes of action are matured or unmatured or known or unknown.  Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute and unconditional nature of the release set forth above.

(b)                                 In connection with the releases set forth above, Borrower expressly and completely waives and relinquishes any and all rights and benefits that it has or may ever have pursuant to Section 1542 of the Civil Code of the State of California, or any other similar provision of law or principle of equity in any jurisdiction pertaining to the matters released herein.  Section 1542 provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOW KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

(c)                                  Borrower hereby absolutely, unconditionally and irrevocably  covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any Loan Party pursuant to Section 7(a) above. If Borrower violates the foregoing covenant, Borrower, for itself and its successors and assigns, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Waiver, as of the date first above written.

BORROWER:

AVINGER, INC.

By:	/s/ Jeffrey M. Soinski
Name:	Jeffrey M. Soinski
Title:	Chief Executive Officer

[Signature Page to Waiver Agreement]

LENDERS:

CRG PARTNERS III L.P.
By CRG PARTNERS III GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General Partner

By	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

CRG PARTNERS III — PARALLEL FUND “A” L.P.
By CRG PARTNERS III — PARALLEL FUND “A” GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General Partner

By	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

[Signature Page to Waiver Agreement]

CRG PARTNERS III — PARALLEL FUND “B” (CAYMAN) L.P.
By CRG PARTNERS III (CAYMAN) GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General Partner

By	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

WITNESS:
Name:

CRG PARTNERS III (CAYMAN) L.P.
By CRG PARTNERS III (CAYMAN) GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General Partner

By	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

WITNESS:
Name:

[Signature Page to Waiver Agreement]